UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event               January 16, 2001
reported)                                ---------------------------------------

                         AMERICAN ITALIAN PASTA COMPANY
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             (Exact name of registrant as specified in its charter)


             DELAWARE                   001-13403             84-1032638
--------------------------------------------------------------------------------
   (State or other jurisdiction        (Commission           (IRS Employer
        of incorporation)             File Number)        Identification No.)


4100 N. Mulberry Drive, Suite 200     Kansas City, Missouri         64116
--------------------------------------------------------------------------------
       (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including               (816) 584-5000
area code                                    -----------------------------------



              1000 Italian Way, Excelsior Springs, Missouri 64024
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         (Former name or former address, if changed since last report)

Item 5.  Other Events.

     As previously announced, AIPC has acquired the Mueller's brand pasta business from Bestfoods. On January 12, 2001, AIPC filed a registration statement on Form S-3 covering the 686,666 shares issued to Bestfoods as part of the purchase price.

     The contract calls for a target price of $30 per share to be realized by Bestfoods from sale of the shares. The Company agreed to register the shares so that Bestfoods can sell the shares in open market or negotiated transactions. Bestfoods is contractually obligated once the S-3 registration is effective to use reasonable best efforts to sell the shares for the target price of $30 per share. For shares sold by Bestfoods after two years, but less than three years after the closing date, the Company has agreed to a make-whole cash payment to Bestfoods related to any shares sold for less than the target price of $30. Any payments made by AIPC under this provision will lead to adjustments to the equity accounts of AIPC and will not affect purchase price, goodwill, or the Company's earnings. The Company may call the shares at any time for $30 per share.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date:  January 16, 2001
                                         AMERICAN ITALIAN PASTA COMPANY


                                          By: /s/ Timothy S. Webster
                                             Timothy S. Webster,
                                             President and Chief Executive
                                             Officer